Exhibit 2.1

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASSET TRANSFER AGREEMENT

BETWEEN

MAVERICK THERAPEUTICS, INC.

AND

HARPOON THERAPEUTICS, INC.

Dated as of December 30, 2016

CONFIDENTIAL

-i-

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

(continued)

-ii-

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibits

Exhibit 1.5*	Form of Assignment and Assumption Agreement
Exhibit 1.8*	Form of Bill of Sale
Exhibit 1.61(a)*	Form of Stock Restriction Agreement
Exhibit 1.61(b)*	Form of Stock Restriction Agreement
Exhibit 1.61(c)*	Form of Stock Restriction Agreement
Exhibit 1.70*	Form of Patent Assignment Agreement
Exhibit 1.92*	Sublease
Exhibit 1.105(a)*	Form of Trademark Assignment Agreement (US)
Exhibit 1.105(b)*	Form of Trademark Assignment Agreement (EU)
Exhibit 2.6(b)*	Form of Promissory Note
Exhibit 2.6(c)*	Maverick Certificate of Incorporation

Schedules

Schedule 1.41*	Harpoon Intellectual Property
Schedule 1.61*	Parties to Stock Restriction Agreements
Schedule 1.64*	Mixed Contracts
Schedule 1.110*	Transferred Books and Records
Schedule 1.111*	Transferred Contracts
Schedule 1.113*	Transferred Employees
Schedule 1.115*	Transferred Know-How
Schedule 1.116*	Transferred Patents
Schedule 1.117*	Transferred Permits
Schedule 1.118*	Transferred Tangible Assets
Schedule 1.119*	Transferred Trademark Rights
Schedule 2.6(c) *	Distribution of Maverick Securities
Schedule 3.3*	Mixed Contracts and the Non-Assignable Assets
Schedule 3.4(f) *	Harpoon Intellectual Property Contracts

-iii-

* = This schedule or exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of the omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ASSET TRANSFER AGREEMENT

This Asset Transfer Agreement is made as of December 30, 2016 between Maverick Therapeutics, Inc., a Delaware corporation (“Maverick”), and Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). Maverick and Harpoon are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the board of directors of Harpoon has determined that it is appropriate and advisable to separate the Business (as defined herein) by transferring the Transferred Assets (as defined herein) to Maverick in consideration for the issuance by Maverick to Harpoon of newly issued shares of Maverick’s capital stock and certain other consideration as set forth herein;

WHEREAS, effective upon the ATA Closing (as defined herein), Harpoon will transfer the Transferred Assets to Maverick and Maverick will accept the Transferred Assets and assume and agree to discharge the Assumed Liabilities (as defined herein); and

WHEREAS, at the ATA Closing, Maverick will issue to Harpoon certain shares of Maverick’s capital stock, such that Harpoon will own one hundred percent (100%) of the outstanding capital stock of Maverick, and those shares of Maverick’s capital stock received by Harpoon at the ATA Closing will be distributed to Harpoon’s stockholders;

NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

1.1 “Action” means any civil, criminal, administrative or regulatory claim, action, cause of action, suit, litigation, controversy, arbitration, investigation, hearing, charge, complaint, or proceeding to, from, by or before any Governmental Entity.

1.2 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. As used in this definition, “control” means (a) the direct or indirect ownership of more than 50% of the voting securities or other voting interest of any Person (provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interest), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (i) each of MPM, Maverick and Takeda (and any Affiliate of Takeda) shall not be deemed to be an

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Affiliate of Harpoon, (ii) each of MPM, Harpoon and, except pursuant to clause (v), Maverick shall not be deemed to be an Affiliate of Takeda or any Affiliate of Takeda, (iii) each of MPM and Harpoon shall not be deemed to be an Affiliate of Maverick, (iv) each of Harpoon and Maverick shall not be deemed to be an Affiliate of MPM or any portfolio company of any investment fund affiliated with MPM, and vice versa and (v) unless and until Takeda has exercised any right to acquire Maverick, neither Takeda nor any Affiliate of Takeda shall be deemed to be an Affiliate of Maverick and vice versa.

1.3 “Agreement” means this Asset Transfer Agreement dated as of the date first written above and all amendments hereto made in accordance with the provisions of Section 9.9.

1.4 “Antigen” means any molecule, whether or not foreign to the body.

1.5 “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form attached hereto as Exhibit 1.5.

1.6 “Assumed Liabilities” shall have the meaning specified in Section 2.5(a).

1.7 “ATA Closing” shall have the meaning specified in Section 2.7.

1.8 “Bill of Sale” means the Bill of Sale in the form attached hereto as Exhibit 1.8.

1.9 “Books and Records” means all books, records, files, documents, documentation, servers and hard drives, digital storage devices, cloud-based storage accounts, databases or database files or entries, and correspondence (in each case, in paper or electronic form, to the extent the same exists in electronic form), including: (a) all records with respect to supply sources; (b) all records containing discovery, pre-clinical, research, process development, analytical and quality control data; (c) all reports relating to the research, development or manufacture of products; (d) all records, including vendor and supplier lists, manufacturing records, sampling records, standard operating procedures and batch records, related to manufacturing of products; (e) all laboratory notebooks (in paper or electronic form) and records relating to materials, compounds, compositions of matter or products or relating to their biological, physiological, mechanical or other properties or compositions; (f) all invention disclosure forms, patent applications and other documents pertaining to the Prosecution of Patents, the prosecution histories and file wrappers for any Patents and correspondence relating thereto, any memoranda and legal opinions and other legal advice relating to the patentability of inventions and all written communications to and from the patent office in any jurisdiction, including all office actions, responses to office actions, notices of allowance, notices of issuance and certificates; (g) all correspondence, minutes or other communications with the FDA or Regulatory Authorities outside the United States; (h) all litigation records; (i) all tax records; and (j) all business and financial records (including budgets and ledgers).

1.10 “Business” the business of researching, developing, manufacturing or commercializing any product within the Maverick Field.

1.11 “Business Day” means a day other than a Saturday, Sunday, or other day on which bank institutions in New York City, New York are permitted or required by Law to close.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12 “[***] means any and all of the [***], including (a) [***] and (b) [***].

1.13 “CERCLA” means the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), as amended, and any foreign and state Law counterparts.

1.14 “Charter Documents” means with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

1.15 “Claim” shall have the meaning specified in Section 8.3.

1.16 “Closing Date” shall have the meaning specified in Section 2.7.

1.17 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA, or any comparable state law.

1.18 “Code” means the Internal Revenue Code of 1986, as amended.

1.19 “Construct Patents” means the patent applications designated as the “Construct Patents” in Schedule 1.41 and all Patents claiming priority to or sharing priority with such patent applications.

1.20 “Contract” means any agreement, contract, lease, deed, mortgage, instrument, note, warrant, purchase order, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral.

1.21 “Controlled” or “Controls” means, when used in reference to an item of Intellectual Property, the legal authority or right of a Party (or any Affiliates controlled by such Party) (whether by ownership or license, other than pursuant to this Agreement) to grant the right to use such item or a license or sublicense of such Intellectual Property to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party pursuant to which such item or Intellectual Property was acquired or generated or misappropriating the proprietary or trade secret information or Know-How of a Third Party.

1.22 “Controlling Party” shall have the meaning specified in Section 6.3

1.23 “Cooperating Party” shall have the meaning specified in Section 6.3.

1.24 “Copyrights” means all copyrights, copyright registrations and applications therefor and copyrightable works, whether published or unpublished, including: (a) all rights of authorship, use, publication, reproduction, display, distribution, performance, preparation of derivative works and transformation of such copyrightable works; (b) all copies, compilations and derivative works of such copyrightable works; (c) all moral rights and other rights of ownership of copyrightable works; and (d) all rights to register and obtain renewals and extensions of copyright registrations.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.25 “Corporate Books and Records” means all Books and Records of Harpoon relating to Harpoon’s corporate existence, equity arrangements and accounting practices, including Harpoon’s stock ledgers, auditor’s letters and employee personnel files and correspondence regarding employment matters.

1.26 “Disclosing Party” shall have the meaning specified in Section 5.1.

1.27 “Distribution” shall have the meaning specified in Section 2.6(c).

1.28 “Effective Time” means the time at which the ATA Closing is consummated.

1.29 “Employee Agreement” means each written employment, severance, relocation, or other Contract between Harpoon or any ERISA Affiliate and any Harpoon Employee under which Harpoon or any ERISA Affiliate has any obligation.

1.30 “Environmental Law” means any Law relating to (a) the manufacture, processing, use, labeling, distribution, treatment, storage, discharge, disposal, recycling, generation or transportation of Hazardous Materials; (b) air (including indoor air), soil, surface, subsurface, groundwater or noise pollution; (c) Releases or threatened Releases; (d) protection of wildlife, endangered species, wetlands or natural resources; (e) underground storage tanks (USTs); (f) above-ground storage tanks (ASTs); (g) health and safety of employees and other persons; (h) the presence or content of Hazardous Materials in a product, item or article, whether a component or finished product; (i) land use and zoning requirements; and (j) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following within the United States and all foreign equivalents thereof: (i) CERCLA; (ii) the Solid Waste Disposal Act, as amended by RCRA; (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. §§ I 101 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. §§ 1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §§ 136 et seq.), as amended; (ix) the Federal Safe Drinking Water Act (42 U.S.C. §§ 300 et seq.), as amended; (x) the Federal Radon and Indoor Air Quality Research Act (42 U.S.C. §§ 7401 note, et seq.), as amended; (xi) the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), as amended; and (xii) any Laws similar or analogous to (including counterparts of) any of the statutes listed above in effect as of the date of this Agreement.

1.31 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.32 “ERISA Affiliate” means any other Person under common control with Harpoon within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.33 “FDA” means the U.S. Food and Drug Administration, or any successor agency or authority thereto.

1.34 “Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission or other similar authority of any country, state, province, prefect, municipality, locality, multinational organization or other government or political subdivision thereof, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

1.35 “Harpoon” shall have the meaning specified in the first paragraph of this Agreement.

1.36 “Harpoon Books and Records” means all Books and Records (other than the Transferred Books and Records) in Harpoon’s possession or control on the Closing Date, including the Corporate Books and Records and the Mixed Books and Records.

1.37 “Harpoon Employee Plans” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, incentive pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is currently maintained, contributed to, or required to be contributed to, by Harpoon or any ERISA Affiliate for the benefit of any Harpoon Employee, or with respect to which Harpoon has or may have any Liability or to which any ERISA Affiliate has or may have any Liability.

1.38 “Harpoon Employees” means the current (as of immediately prior to the Effective Time) employees of Harpoon.

1.39 “Harpoon Indemnified Party” shall have the meaning specified in Section 8.2.

1.40 “Harpoon Insurance Plans” means all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to Harpoon (or its assets or business) with policy periods in effect as of the date hereof and including, for avoidance of doubt, insurance policies related to clinical trials or product liability.

1.41 “Harpoon Intellectual Property” means, collectively, the Patents listed on Schedule 1.41, all Patents claiming priority to or sharing priority with such Patents, and all Know-How, copyrights in Know-How and other Patents that are Controlled by Harpoon as of immediately prior to the Effective Time relating to the subject matter of the Patents listed on Schedule 1.41 or the Maverick Field, and all Patents claiming priority to or sharing priority with such Patents, other than (a) the Transferred Intellectual Property, (b) the [***] Patent and (c) Know-How directed to Therapeutic Targets.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.42 “Hazardous Material” means any chemical, pollutant, contaminant, pesticide, fungicide, rodenticide, poison, petroleum or petroleum product, radioactive substance, biological material, genetically modified organism, wastes (including solid, hazardous, extremely hazardous, special, dangerous, or toxic), and any substance, chemical or material regulated, listed, limited or defined as such under any Environmental Law, including: (a) any by-products, derivatives, or combinations of such material; (b) lead, asbestos, asbestos-containing material, presumed asbestos-containing material, poly-chlorinated biphenyls, solvents and waste oil, and mold or other indoor air contaminants; (c) any “hazardous substance”, “pollutant”, “toxic pollutant” or “contaminant” as defined under Environmental Laws; (d) any “hazardous waste” as defined under RCRA, or any Environmental Law applicable to the management of waste; and (e) any other substance which may be subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

1.43 “Immune Effector Target” means a Target that is expressed by a T cell and induces a therapeutic cytolytic T cell response upon binding, provided that natural killer T cells shall not be considered T cells for the purposes of this definition.

1.44 “Indemnified Party” shall have the meaning specified in Section 8.3.

1.45 “Indemnifying Party” shall have the meaning specified in Section 8.3.

1.46 “Intellectual Property” means any and all of the following in any country: Copyrights, Patents, Trademark Rights, Know-How and any other intellectual property and associated rights.

1.47 “Know-How” means any information and materials, whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, tools, techniques, plans, documents, data, inventions, discoveries, works of authorship, compounds, biological and chemical materials, vectors, cell lines and animal models.

1.48 “Knowledge” of a Party means the actual knowledge of such Party’s officers of a particular fact, circumstance, event or other matter, in each case after the officers’ reasonable investigation regarding such subject matter (it being understood that, with respect to matters related to Intellectual Property, such reasonable inquiry does not require such officers to seek any freedom-to-operate or other legal opinions from outside legal counsel).

1.49 “Law” means any applicable federal, state, provincial, local, municipal, foreign, or other law, statute, constitution, principle of common law, ordinance, code, directive, order, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Entity and that is in force as of the date of this Agreement or come into force during the term of this Agreement.

1.50 “Liabilities” means any and all debts, liabilities and obligations, whether matured or unmatured, accrued or fixed, liquidated or unliquidated, known or unknown, absolute or contingent, asserted or unasserted, due or to become due, determined, determinable or otherwise, and whether or not required under generally accepted accounting principles to be accrued on the financial statements of the applicable Person.

1.51 “Licensed Intellectual Property” means, (a) in the case of Harpoon, the Transferred Intellectual Property licensed to Harpoon pursuant to Section 2.2(b) and (b) in the case of Maverick, the Harpoon Intellectual Property licensed to Maverick pursuant to Section 2.2(a).

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.52 “Lien” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, license or other encumbrance of any nature whatsoever.

1.53 “Losses” means any losses, Liabilities, damages, Taxes, judgments, assessments, fines, fees, penalties and expenses (including court costs, and reasonable fees and expenses of attorneys and experts and other reasonable expenses of litigation).

1.54 “Maverick” shall have the meaning specified in the first paragraph of this Agreement.

1.55 “Maverick Common Shares” shall have the meaning specified in Section 2.6(c).

1.56 “Maverick Field” means multi-specific Antigen-binding molecules that include: (a) at least one domain that binds to an Immune Effector Target that (i) is formed from two domains, each of which is impaired for Immune Effector Target binding, and (ii) undergoes a resultant increase in Immune Effector Target binding affinity of at least 50 fold after an activation event; (b) at least one domain that binds to one or more Therapeutic Targets; and (c) at least one half-life extension domain, which domains (a) through (c) may be linked in various orders. For clarity, the Maverick Field includes (i) pharmaceutical compositions comprising such Antigen-binding molecules and uses thereof, and (ii) compositions, methods, tools and techniques, to the extent applicable for the development, manufacture or commercialization of such molecules or pharmaceutical compositions.

1.57 “Maverick Indemnified Party” shall have the meaning specified in Section 8.1.

1.58 “Maverick Replacement Arrangements” shall have the meaning specified in Section 4.4.

1.59 “Maverick Securities” shall have the meaning specified in Section 2.6(c).

1.60 “Maverick Series A Shares” shall have the meaning specified in Section 2.6(c).

1.61 “Maverick Stockholder Agreements” means the Stock Restriction Agreements, each in substantially the form of one of the Stock Restriction Agreements attached hereto as Exhibit 1.61(a), Exhibit 1.61(b), Exhibit 1.61(c), as appropriate, to be entered into between Maverick and each individual listed on Schedule 1.61.

1.62 “Maverick Valuation” shall have the meaning specified in Section 7.1(d).

1.63 “Mixed Books and Records” means those Books and Records in Harpoon’s possession or control at or before the ATA Closing that contain not only information relating to the Business, the Maverick Field or the Transferred Assets, but also other information not relating to the Business, the Maverick Field or the Transferred Assets.

1.64 “Mixed Contract” means (a) those Contracts listed on Schedule 1.64 and (b) any other Contract to which Harpoon is a party as of the Closing Date that is not a Transferred Contract, but relates to the Business in any material respect.

1.65 “MPM” means MPM Capital, and any fund or management company affiliated with MPM Capital.

1.66 “Non-Assignable Asset” shall have the meaning specified in Section 2.3.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.67 “Non-Paying Party” shall have the meaning specified in Section 7.1(a)(iii).

1.68 “Note” shall have the meaning specified in Section 2.6(b).

1.69 “Party” and “Parties” shall have the meaning specified in the first paragraph of this Agreement.

1.70 “Patent Assignment Agreement” means the Patent Assignment Agreement in the form attached hereto as Exhibit 1.70.

1.71 “Patent Term Extension” means any patent term extension under 35 U.S.C. §156 or any non-U.S. counterpart of the foregoing, including supplemental protection certificates and any other extensions that are now available or become available in the future.

1.72 “Patents” means (a) all patents and patent applications (provisional and non-provisional) anywhere in the world, (b) all divisionals, continuations and continuations-in-part thereof, or any other patent application claiming priority, or entitled to claim priority, to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or are entitled to claim, priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, substitutions, re-examinations, patents of addition, renewals, Patent Term Extensions, supplementary protection certificates, or extensions of any of the foregoing anywhere in the world.

1.73 “Paying Party” shall have the meaning specified in Section 7.1(a)(iii).

1.74 “Person” means any person or entity, whether an individual, trustee, corporation, company, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, or any other entity or organization, including a Governmental Entity.

1.75 “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

1.76 “Proprietary Information” shall have the meaning specified in Section 5.1.

1.77 “Prosecution” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, oppositions and similar proceedings), post-grant reviews, requests for patent term adjustments, or Patent Term Extensions, and maintenance of Patents. When used as a verb, “Prosecute” means to engage in Prosecution.

1.78 “[***] Patent” means Provisional Application No. [***], titled [***], filed [***], and all Patents claiming priority to or sharing priority with such patent application.

1.79 “RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), as amended, and any foreign and state Law counterparts.

1.80 “Receiving Party” shall have the meaning specified in Section 5.1.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.81 “Regulatory Authority” means any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Person and any court or other tribunal) that has responsibility over the testing, manufacture, use, storage, import, promotion, marketing, or sale of a product in a country or territory, including the FDA and any corresponding national or regional regulatory authorities.

1.82 “Release” means any spill, discharge, leak, migration, emission, escape, injection, dumping, leaching, or other release of any Hazardous Material into the indoor or outdoor environment, whether or not intentional, and whether or not notification or reporting to any Governmental Entity was or is required at the time it initially occurred or continued to occur. Without limiting the above, Release includes the meaning of “Release” as defined under CERCLA.

1.83 “Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

1.84 “Retained Assets” shall mean all assets of Harpoon other than the Transferred Assets, including:

(a) all Harpoon Intellectual Property, including all income, damages, royalties, and payments due or payable as of the Closing Date or thereafter directly relating to the Harpoon Intellectual Property (including damages and payments for past or future infringements or misappropriations thereof), all rights of action accrued and to accrue under and by virtue thereof, including remedies against infringements or misappropriations of any of the Harpoon Intellectual Property (including the right to sue and recover damages for any past infringement or misappropriations thereof) and any and all other rights that now or hereafter may arise or be secured under Laws, directly with respect to any item within the Harpoon Intellectual Property, but subject to Section 2.2(a);

(b) all Retained Contracts, subject to Section 2.3;

(c) all Harpoon Books and Records, but subject to Section 2.10(c);

(d) all Harpoon Insurance Plans;

(e) all cash and cash equivalents of Harpoon and Harpoon’s bank accounts and similar accounts at financial institutions; and

(f) all rights, claims, causes of actions and similar rights of Harpoon under or pursuant to any of the Transaction Documents.

1.85 “Retained Contracts” means all Contracts to which Harpoon is a party other than the Transferred Contracts. For clarity, the Retained Contracts include the Mixed Contracts, subject to Section 2.3.

1.86 “Retained Liabilities” shall have the meaning specified in Section 2.5(b).

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.87 “Series B Closing” means the initial closing of the issuance and sale by Maverick of Series B Preferred Stock to one or more investors primarily for capital raising purposes.

1.88 “Series B Closing Date” means the date of the Series B Closing.

1.89 “Series B Preferred Stock” means the Series B Preferred Stock, $0.0001 par value per share, of Maverick.

1.90 “Straddle Period” means any Tax period beginning before and ending after the Closing Date.

1.91 “Straddle Period Tax” shall have the meaning specified in Section 7.1(a)(iii).

1.92 “Sublease” means that certain Sublease by and between Maverick and Harpoon in the form attached hereto as Exhibit 1.92.

1.93 “Supplemental Closing” shall have the meaning specified in Section 2.10(g).

1.94 “Supplemental Intellectual Property” means all Intellectual Property relating to the Maverick Field generated during the period commencing upon the Closing Date and ending upon the Series B Closing Date by either (a) any Transferred Employee (i) in connection with such Transferred Employee’s employment with Harpoon or (ii) with the use of the equipment, supplies, facilities or Proprietary Information of Harpoon or Maverick or (b) any independent contractor or consultant of Harpoon in connection with such Person’s engagement by Harpoon, which engagement provides for the assignment of such Intellectual Property to Harpoon.

1.95 “Supplemental Liabilities” shall have the meaning specified in Section 2.10(g)(ii).

1.96 “Takeda” means Millennium Pharmaceuticals, Inc., a Delaware corporation.

1.97 “Target” means, when used as a noun, an Antigen referenced by a unique UniProtKB/Swiss Prot accession number. Such Antigen shall be deemed to include (a) any mutant or allelic variant of such Antigen (including transcriptional and post-transcriptional isoforms, e.g., alternative splice variants), homologs of such Antigen (e.g., as found in other organisms) and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants), and (b) truncated forms (including fragments thereof) of such Antigen or variant.

1.98 “Targeting” means, when used as a verb to describe the relationship between a molecule and a Target, that the molecule (a) specifically binds to the Target (or a portion thereof) and (b) is designed to exert a biological effect through binding to such Target (or portion thereof).

1.99 “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any income, capital gains, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, value added, ad valorem, franchise, capital stock or other equity securities, profits, license, registration, withholding, employment, unemployment, disability, severance, occupation, social security (or similar, including FICA), payroll, transfer, conveyance, documentary, stamp, property (real, tangible or intangible), premium, escheat obligation, environmental, windfall profits, customs duties, or other taxes of any kind or any fees, charges, levies, excises, duties or assessments of any kind in the nature of (or similar to) taxes whatsoever, together with any interest, penalties or addition thereto, whether disputed or not, that may be imposed by a Taxing Authority.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.100 “Tax Return” means any report, return, declaration, claim for refund, information return, statement, designation, election, notice or certificate filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto and including any amendment thereof.

1.101 “Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, or imposition of any Taxes (domestic or foreign).

1.102 “Therapeutic Target” means a Target that is (a) [***] and (b) [***], but excluding [***] (other than where the purpose of [***] is to treat a disease or condition [***], such as Targeting [***] to treat [***]).

1.103 “Third Party” means any Person other than Maverick, Harpoon or their respective Affiliates.

1.104 “Third Party Claim” shall have the meaning specified in Section 8.1(c).

1.105 “Trademark Assignment Agreements” means the Trademark Assignment Agreements in the forms attached hereto as Exhibit 1.105(a) (for the United States) and Exhibit 1.105(b) (for the European Union).

1.106 “Trademark Rights” means (a) all trademarks, service marks, trade names, logos, corporate names, domain names and general use e-mail addresses; (b) all registrations and applications for registrations of any of the foregoing; and (c) all goodwill associated with any of the foregoing.

1.107 “Transaction Documents” means, collectively, this Agreement, the Sublease, the Assignment and Assumption Agreement, the Bill of Sale, the Patent Assignment Agreement and the Trademark Assignment Agreements.

1.108 “Transfer Taxes” shall have the meaning specified in Section 7.1(e).

1.109 “Transferred Assets” shall have the meaning specified in Section 2.1.

1.110 “Transferred Books and Records” means the Books and Records listed on Schedule 1.110 and all other Books and Records in Harpoon’s possession or control on the Closing Date that contain information relating solely to the Business or the Maverick Field or constituting Transferred Know-How. For clarity, the Transferred Books and Records exclude the Corporate Books and Records.

1.111 “Transferred Contracts” means (i) the Contracts listed on Schedule 1.111 and (ii) all other Contracts to which Harpoon is a party as of the Closing Date that relate exclusively to the Business.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.112 “Transferred Copyrights” means all Copyrights in, or that describe, contain or reflect, any Transferred Know-How or any Transferred Books and Records, which Copyrights are owned by Harpoon as of the Closing Date.

1.113 “Transferred Employees” means the Harpoon Employees listed on Schedule 1.113.

1.114 “Transferred Intellectual Property” means, collectively, (a) Transferred Patents, (b) Transferred Know-How (including Patents therein or claiming or covering any Transferred Know-How), (c) Transferred Copyrights and (d) Transferred Trademark Rights.

1.115 “Transferred Know-How” means the Know-How listed on Schedule 1.115 and all other Know-How owned by Harpoon as of the Closing Date that relates exclusively to the Maverick Field.

1.116 “Transferred Patents” means all Patents listed on Schedule 1.116 and all other Patents related exclusively to the Maverick Field owned by Harpoon as of the Closing Date, together with all: (a) issued patents issuing thereon; (b) pending patent applications and any related patent applications filed in the future claiming priority thereto, including all provisional applications, non-provisional applications, international (PCT) applications, substitutions, continuations, continuations in part, divisions, renewals, and all patents granted thereon or issuing therefrom; (c) all patents of addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof; (d) registration patents, inventor’s certificates or confirmation patents; and (e) any form of government-issued right substantially similar to any of the foregoing, in each case in any country or patent examining or granting jurisdiction.

1.117 “Transferred Permits” means the approvals, licenses, registrations and authorizations listed on Schedule 1.117 and all other approvals, licenses, registrations and authorizations used or held for use primarily in the Business in each case owned by or registered to Harpoon as of the Closing Date.

1.118 “Transferred Tangible Assets” means the tangible assets listed on Schedule 1.118 and all other tangible assets related primarily to the Business owned by Harpoon as of the Closing Date.

1.119 “Transferred Trademark Rights” means all Trademark Rights listed on Schedule 1.119 and all goodwill associated therewith.

1.120 “Transition Period” shall have the meaning specified in Section 2.3(b).

ARTICLE II

TRANSFER OF ASSETS AND GRANT OF LICENSES; ASSUMPTION OF LIABILITIES; CONSIDERATION; CLOSING

2.1 Transfer of Assets. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Harpoon shall convey, assign and transfer (and hereby conveys, assigns and transfers) to Maverick, free and clear of all Liens, and Maverick will (and hereby does) acquire and accept from Harpoon, all right, title and interest in and to the following assets (collectively, the “Transferred Assets”):

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) the Transferred Intellectual Property;

(b) the Transferred Contracts;

(c) the Transferred Tangible Assets;

(d) the Transferred Books and Records;

(e) the Transferred Permits; and

(f) all claims, causes of action and rights of recovery of any kind relating to the foregoing Transferred Assets, including claims of past, present or future infringement or misappropriation of the Transferred Intellectual Property.

2.2 Grant of Licenses.

(a) To Maverick. Commencing upon the Effective Time, subject to the terms and conditions hereof, Harpoon hereby grants to Maverick an exclusive, worldwide, paid-up, royalty-free, perpetual, irrevocable, transferrable (in accordance with Section 9.12) license, including the right to grant and authorize the further grant of sublicenses, under the Harpoon Intellectual Property, to make, have made, use, sell, offer for sale and import products, to practice any method, process or procedure, to use, copy, make derivative works of, distribute, execute and perform any Know-How in and to otherwise exploit the Harpoon Intellectual Property, in each case solely within the Maverick Field. Notwithstanding anything to the contrary contained in this Agreement, the foregoing license granted in this Section 2.2(a) shall be non-exclusive with respect to the Construct Patents.

(b) To Harpoon. Commencing upon the Effective Time, subject to the terms and conditions hereof, Maverick hereby grants to Harpoon a non-exclusive, worldwide, paid-up, royalty-free, perpetual, irrevocable, transferrable (in accordance with Section 9.12) license, including the right to grant and authorize the further grant of sublicenses, under the Transferred Intellectual Property, to make, have made, use, sell, offer for sale and import products, to practice any method, process or procedure, to use, copy, make derivative works of, distribute, execute and perform any Know-How in and to otherwise exploit the Transferred Intellectual Property, in each case solely outside the Maverick Field.

(c) No Conflicts. Each Party shall not practice, or authorize any Affiliate or Third Party to practice, any Licensed Intellectual Property outside the scope of the license granted to such Party pursuant to this Section 2.2, and each Party shall not grant, or authorize any Affiliate or Third Party to grant, rights under any Licensed Intellectual Property Controlled by such Party that conflict with any license granted by such Party pursuant to this Section 2.2.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER HARPOON NOR ANY OF ITS AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY ON BEHALF OF HARPOON OF ANY KIND OR NATURE WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED ASSETS OR ASSUMED LIABILITIES, AND HARPOON HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE TRANSFERRED ASSETS OR ASSUMED LIABILITIES.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.3 Assignability and Consents.

(a) Notwithstanding anything to the contrary contained in this Agreement, if the conveyance, assignment, transfer or delivery or attempted conveyance, assignment, transfer or delivery to Maverick of any Transferred Asset is (i) prohibited by any Law or (ii) would require any authorizations, approvals, consents or waivers from a Third Party to convey, assign, transfer or deliver such Transferred Asset, and such authorizations, approvals, consents or waivers have not been obtained prior to the Closing Date (each, a “Non-Assignable Asset”), in either case, the ATA Closing shall proceed, but the ATA Closing shall not constitute the conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained. After the ATA Closing, the Parties shall continue to use commercially reasonable efforts and cooperate with each other, without additional consideration to the other Party, to obtain any such authorization, approval, consent or waiver as promptly as practicable, it being understood that neither Harpoon nor any of its Affiliates shall be required to commence any litigation to obtain any authorization, approval consent or waiver of such Third Party. Once authorization, approval or waiver of or consent for the conveyance, assignment, transfer or delivery of any such Non-Assignable Asset not conveyed, assigned, transferred or delivered at the ATA Closing is obtained, Harpoon shall convey, assign, transfer and deliver such Non-Assignable Asset to Maverick at no additional cost to Maverick but subject to the immediately preceding sentence.

(b) Without limiting Section 2.3(a) above but subject to the reimbursement provisions of Section 2.3(d), with respect to each Transferred Contract that remains a Non-Assignable Asset, Harpoon agrees for a period of [***] following the Closing Date (the “Transition Period”) to cooperate with Maverick, as reasonably requested in writing by Maverick, to extend and make available to Maverick any rights or benefits available under such Contract to the extent permitted by Law and such Transferred Contract; provided that Maverick agrees to pay and pays all amounts and fulfills all obligations owing to the counterparty to such Non-Assignable Asset as a result of so extending to Maverick such rights and obligations with respect to such Non-Assignable Asset and Maverick assumes and satisfies any other Liabilities with respect to such Non-Assignable Asset incurred in connection with performance under this Section 2.3(b) (including Liabilities for post-ATA Closing performance or breach of such Transferred Contract caused by Maverick). Without limiting the foregoing but to the extent permitted by Law, and only during the Transition Period: (i) upon the written request of Maverick, Harpoon agrees to exercise rights (for example, elections or options) on Maverick’s behalf under such Transferred Contract, at Maverick’s expense, provided that all Liabilities resulting from the exercise of such rights shall be Liabilities solely of Maverick, and Harpoon shall not exercise any of its rights under such Contract unless requested or approved in writing by Maverick; (ii) Harpoon shall keep Maverick informed as to Harpoon’s written communications from or to the other party to such Contract, including promptly notifying Maverick in the event Harpoon is notified with respect to matters that require Harpoon’s consent (or which trigger an option or an election by

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Harpoon) under such Contract, or regarding matters that could reasonably negatively affect Harpoon’s or Maverick’s rights thereunder; and (ii) in the event that Maverick or Harpoon obtains an agreement from the other party to such Contract to transfer the rights under such contract directly to Maverick, Harpoon shall promptly transfer such rights to Maverick in a writing reasonably acceptable to Maverick. At the end of the Transition Period and so long as Harpoon shall have met its obligations under this Section 2.3(b), Harpoon shall have no further obligations with respect to this Section 2.3(b) and shall be permitted at its sole discretion to terminate or dispose of any Non-Assignable Asset.

(c) Subject to the reimbursement provisions of Section 2.3(d) below, with respect to each Mixed Contract, Harpoon agrees, during the Transition Period, to cooperate with Maverick, as reasonably requested in writing by Maverick, to extend and make available to Maverick any rights or benefits available under such Mixed Contract to the extent permitted by Law and such Mixed Contract and solely with respect to the applicable Transferred Assets or to the extent related to the Business; provided that Maverick agrees to pay and pays all amounts and fulfills all obligations owing to the counterparty to such Mixed Contract as a result of so extending to Maverick such rights and obligations with respect to such Mixed Contract. Without limiting the foregoing, and only during the Transition Period: (i) upon the written request of Maverick, Harpoon agrees to exercise rights (for example, elections or options) on Maverick’s behalf under such Mixed Contract to the extent pertaining to any Transferred Asset or to the extent related to the Business, at Maverick’s expense, provided that all Liabilities resulting from the exercise of such rights shall be Liabilities solely of Maverick, and Harpoon shall not exercise any of its rights under such Contract to the extent solely pertaining to any Transferred Asset or to the extent related solely to the Business, unless requested or approved in writing by Maverick; (ii) Harpoon shall keep Maverick informed as to Harpoon’s written communications from or to the other party to such Contract to the extent pertaining to any Transferred Asset or to the extent related to the Business, including promptly notifying Maverick in the event Harpoon is notified with respect to matters pertaining to any Transferred Asset that require Harpoon’s consent (or which trigger an option or an election by Harpoon) under such Contract, or regarding matters pertaining to any Transferred Asset or the Business that could reasonably be expected to have a negative effect on Harpoon’s (or by virtue of this Section 2.3(c), Maverick’s) rights thereunder; and (iii) in the event that Maverick or Harpoon obtains an agreement from the other party to such Contract to transfer the rights pertaining solely to any Transferred Asset or the Business under such Contract directly to Maverick, Harpoon shall promptly transfer such rights to Maverick in a writing reasonably acceptable to Maverick and Harpoon, at Maverick’s expense. In addition, upon Maverick’s reasonable request and at Maverick’s expense, Harpoon shall cooperate with Maverick regarding any dispute with a counterparty to a Mixed Contract arising in connection with any Transferred Asset or the Business, including enforcing or, in Harpoon’s discretion, enabling Maverick to enforce, for the benefit of Maverick and solely at Maverick’s expense, Harpoon’s rights under such Contract with respect to such Transferred Asset or the Business; provided that (x) Harpoon shall have no obligation to litigate with respect thereto and (y) such enforcement is not, in the good faith judgment of Harpoon, potentially adverse to Harpoon’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business).

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d) Maverick shall promptly reimburse Harpoon and its Affiliates for any reasonable out-of-pocket costs related to: (i) the transfer to Maverick of, or provision to Maverick of the beneficial rights related to, any Non-Assignable Asset under Section 2.3(b); and (ii) the performance of Harpoon’s obligations under Section 2.3(c) (but only to the extent of Maverick’s proportionate share of the benefits received under such Mixed Contract).

2.4 Rights in Bankruptcy. All rights and licenses granted by one Party to another under or pursuant to this Agreement (including under Sections 2.2 or 2.3) shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and other similar foreign laws, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or such foreign laws. A Party who is a licensee of rights granted to it by another under this Agreement shall retain, and may fully exercise, all of its rights and elections under the U.S. Bankruptcy Code and other similar foreign laws.

2.5 Liabilities.

(a) Assumed Liabilities. At the Effective Time, Maverick shall assume and hereby agrees to satisfy and discharge when due the following Liabilities of Harpoon (collectively, the “Assumed Liabilities”):

(i) all Liabilities of Harpoon arising under any of the Transferred Contracts (A) after the Effective Time or (B) in the ordinary course of business at or prior to the Effective Time; provided that clause (B) shall not encompass any such liabilities which relate to any breach of Contract, breach of warranty, indemnity, tort, infringement or violation of law or which arose out of any Action;

(ii) all Liabilities of Harpoon relating to any Transferred Intellectual Property (A) arising after the Effective Time, other than Liabilities arising from Harpoon exercising its rights under Section 2.2(b), or (B) excluding Liabilities for interference, infringement, violation or misappropriation with respect to the Intellectual Property of another Person, arising at or prior to the Effective Time;

(iii) all Liabilities for Taxes for which Maverick is responsible under Section 7.1; and

(iv) all Liabilities that arise after the Series B Closing Date from or in respect of the employment or termination of any Transferred Employee by Maverick and all Liabilities with respect to the Transferred Employees that arise from the acts or omissions of Maverick (other than the transactions contemplated by this Agreement). Notwithstanding the foregoing, nothing in this Agreement shall be read to assign, limit or modify any Liabilities of Maverick arising directly under this Agreement.

(b) Retained Liabilities. All Liabilities of Harpoon other than the Assumed Liabilities (the “Retained Liabilities”) shall remain the sole responsibility of Harpoon, including:

(i) all Liabilities of Harpoon arising under this Agreement (with respect to the performance of this Agreement following the Effective Time);

(ii) all Liabilities of Harpoon arising under the Retained Contracts, whether arising prior to, on or after the Closing Date;

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) all Liabilities of Harpoon pertaining to any Harpoon Intellectual Property, whether arising prior to, on or after the Closing Date, other than Liabilities arising from Maverick exercising its rights under Section 2.2(a) (unless such Liabilities arise solely because any Harpoon Intellectual Property licensed under Section 2.2(a) was generated through the interference, infringement, violation or misappropriation of the Intellectual Property of another Person);

(iv) all Liabilities of Harpoon relating to any Transferred Intellectual Property for interference, infringement, violation or misappropriation with respect to the Intellectual Property of another Person, arising at or prior to the Effective Time;

(v) all Liabilities for Taxes for which Harpoon is responsible under Section 7.1;

(vi) all Liabilities of Harpoon (including with respect to costs, disbursements, Taxes, withholding and reporting) incurred in connection with the termination or transfer of employment of any Harpoon Employee prior to or in connection with the transactions contemplated by this Agreement;

(vii) all Liabilities of Harpoon arising under the Harpoon Employee Plans, whether arising prior to, on or after the Closing Date;

(viii) all Liabilities of Harpoon under any Environmental Law relating to any real property owned or leased by Harpoon prior to, on or after the Closing Date; and

(ix) all Liabilities incurred to complete, and otherwise arising from, the Distribution.

(c) Post-Closing Liabilities. Except as otherwise expressly set forth in Sections 2.5(a) or 2.5(b), Section 7.1 or ARTICLE VIII:

(i) Maverick shall be solely responsible for all Liabilities of Maverick arising after the Effective Time, including Liabilities relating to its ownership and use of the Transferred Assets, Liabilities relating to the employment of its employees and engagement of its consultants and Liabilities of Maverick for Taxes; and

(ii) Harpoon shall be solely responsible for all Liabilities of Harpoon arising after the Effective Time, including Liabilities relating to its ownership and use of the Retained Assets, Liabilities relating to the employment of its employees and engagement of its consultants and Liabilities of Harpoon for Taxes.

2.6 Consideration. As consideration for the Transferred Assets and rights granted to Maverick hereunder, Maverick shall:

(a) assume the Assumed Liabilities;

(b) issue to Harpoon a promissory note in the principal amount of $6,750,000 in substantially the form attached hereto as Exhibit 2.6(b) (the “Note”); and

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) issue to Harpoon 4,086,720 shares of the common stock, $0.0001 par value per share, of Maverick (the “Maverick Common Shares”), 15,000,000 shares of the Series A Preferred Stock, $0.0001 par value per share, of Maverick (the “Maverick Series A Shares”) and warrants to purchase 2,250,000 shares of the common stock, $0.0001 par value per share, of Maverick (the “Maverick Warrants” and, collectively with the Maverick Common Shares and the Maverick Series A Shares, the “Maverick Securities”). The Maverick Common Shares and the Maverick Series A Shares shall have the rights and preferences set forth in the Certificate of Incorporation of Maverick in the form attached hereto as Exhibit 2.6(c). The Parties intend that the Maverick Securities shall be distributed by Harpoon to its stockholders as set forth on Schedule 2.6(c) (the “Distribution”).

2.7 ATA Closing. Subject to the terms and conditions of this Agreement, the closing of the transfer of the Transferred Assets to Maverick and the assumption of the Assumed Liabilities by Maverick, in each case, as contemplated by this Agreement (the “ATA Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 4:00 p.m. Pacific Standard Time on the date hereof, contemporaneously with the execution and delivery of this Agreement, or such different location or later date as the Parties agree upon in writing (the “Closing Date”).

2.8 Closing Deliveries by Harpoon. At or prior to the ATA Closing, Harpoon shall deliver or cause to be delivered to Maverick:

(a) an original of each Transaction Document to which Harpoon is contemplated to be a party, duly executed by Harpoon, other than the Sublease, which Harpoon shall execute and deliver upon the Supplemental Closing;

(b) the Transferred Tangible Assets in the manner and form and to such location(s) specified by Maverick;

(c) the Transferred Books and Records in the manner and form and to such location(s) specified by Maverick, subject to Section 2.10(b); and

(d) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Maverick in order to make effective the transactions contemplated hereby, each in form and substance satisfactory to Maverick and its legal counsel and duly executed by Harpoon, as applicable.

2.9 Closing Deliveries by Maverick. At or prior to the ATA Closing, Maverick shall deliver to Harpoon:

(a) an original of each Transaction Document to which Maverick is contemplated to be a party, duly executed by Maverick, other than the Sublease, which Maverick shall execute and deliver upon the Series B Closing;

(b) the Note, duly executed by Maverick; and

(c) stock certificates representing the Maverick Common Shares and the Maverick Series A Shares and the Maverick Warrants, duly executed by Maverick.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.10 Post-Closing Deliveries and Access.

(a) The Distribution.

(i) Prior to the Distribution, Harpoon shall obtain the Maverick Stockholder Agreements, duly executed by the applicable Harpoon stockholders.

(ii) Harpoon shall use its reasonable best efforts to promptly take any and all actions necessary or desirable to effect the Distribution on the Closing Date.

(iii) At or prior to the Distribution, Harpoon shall deliver to Maverick true, correct and complete copies of the stock and transfer records reflecting the Harpoon stockholders entitled to receive Maverick capital stock in connection with the Distribution. As soon as reasonably practicable after the Distribution, Harpoon shall provide notice to each such stockholder of the class and number of shares of Maverick capital stock distributed to such stockholder in the Distribution.

(b) Transferred Books and Records. Harpoon may transfer copies or originals at its election of the Transferred Books and Records referenced in Section 2.8(c), except to the extent Maverick is required by Law to maintain originals, in which case Harpoon shall transfer originals. Thereafter, promptly following Maverick’s request, Harpoon shall, at Harpoon’s expense, transfer to Maverick original versions of any Transferred Books and Records provided to Maverick as copies. To the extent originals of any Transferred Books and Records are not delivered to Maverick, Harpoon will retain such originals in a secure location.

(c) Mixed Books and Records. Promptly upon Maverick’s request during the period of [***] after the Closing Date, Harpoon shall prepare and deliver to Maverick copies of requested Mixed Books and Records, redacted solely with respect to information that does not relate to the Maverick Field, except to the extent Maverick is required by Law to maintain originals, in which case Harpoon shall deliver originals. If Maverick reasonably believes that any information has been improperly redacted from any such copies, the Parties shall promptly cooperate in good faith to correct such error and provide Maverick with a corrected redacted copy of the applicable Mixed Books and Records. Unless originals of any Mixed Books and Records are delivered to Maverick, Harpoon will retain such originals in a secure location for a period of at least [***] after the Closing Date.

(d) Safety Data. The Parties shall cooperate and reasonably agree upon procedures to facilitate the orderly and efficient exchange following the ATA Closing of safety data that may be applicable in connection with regulatory activities (i) in the Maverick Field, in the case of Maverick and (ii) outside the Maverick Field, in the case of Harpoon.

(e) Access. Except as prohibited by any Laws, at the request of a Party, the other Party shall provide such Party and its Representatives with access to and the right to make copies of those Books and Records related to the Business, the Transferred Assets or the Maverick Field (in the case of Maverick) or the Retained Assets (in the case of Harpoon), as applicable, and access to such other Party’s employees, as may be necessary or useful in connection with any Actions, Tax matters, the preparation of financial statements, the conduct of any audit or investigation by a Governmental Entity, or any similar or related matter. Such access shall be provided upon receipt of reasonable advance notice and during normal business hours.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) Disposal. If a Party elects at any time to dispose of any material Books and Records referenced in Section 2.10(d) (or, in the case of Harpoon, 2.10(b) or 2.10(c)) (including, in the case of Harpoon, original laboratory notebooks and other original source documents), such Party shall give the other Party [***] days prior written notice, during which period such other Party shall have the right to take possession or make copies of such material Books and Records without further consideration, except as prohibited by any Laws.

(g) Supplemental Closing. Subject to the terms and conditions of this Agreement, a closing of the transfer of the Supplemental Intellectual Property to Maverick (the “Supplemental Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California on the Series B Closing Date, contemporaneously with the Series B Closing, or such different location or later date as the Parties agree upon in writing. At the Supplemental Closing:

(i) Harpoon shall convey, assign and transfer to Maverick, free and clear of all Liens, and Maverick will acquire and accept from Harpoon, all right, title and interest in and to the Supplemental Intellectual Property.

(ii) Maverick shall assume and agree to satisfy and discharge when due all Liabilities of Harpoon relating to any Supplemental Intellectual Property arising after the Supplemental Closing, other than Liabilities arising from Harpoon exercising its rights under Section 2.2(b) (the “Supplemental Liabilities”).

(iii) At or prior to the Supplemental Closing, Harpoon shall deliver or cause to be delivered to Maverick:

(A) an original bill of sale with respect to the Supplemental Intellectual Property, substantially in the form of Exhibit 1.8, duly executed by Harpoon;

(B) an original assignment and assumption agreement with respect to the Supplemental Intellectual Property, substantially in the form of Exhibit 1.5, duly executed by Harpoon;

(C) an original Sublease, duly executed by Harpoon; and

(D) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Maverick in order to make effective the transactions contemplated in this Section 2.10(g), each in form and substance satisfactory to Maverick and its legal counsel and duly executed by Harpoon, as applicable.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) At or prior to the Supplemental Closing, Maverick shall deliver or cause to be delivered to Harpoon:

(A) an original assignment and assumption agreement with respect to the Supplemental Intellectual Property, substantially in the form of Exhibit 1.5, duly executed by Maverick; and

(B) an original Sublease, duly executed by Maverick.

From and after the Supplemental Closing, (x) the “Transferred Assets” and the “Transferred Intellectual Property” shall be deemed to include the Supplemental Intellectual Property, (y) the “Assumed Liabilities” shall be deemed to include the Supplemental Liabilities and (z) the Transaction Documents shall be deemed to include the bill of sale and assignment and assumption agreement delivered at the Supplemental Closing (and any other conveyance agreement delivered pursuant to 2.10(g)(iii)(D), if applicable), in each case for all purposes arising under this Agreement after the Supplemental Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Harpoon represents and warrants to Maverick that the following statements are true, correct and complete as of the date of this Agreement and as of the ATA Closing:

3.1 Authorization; No Conflict.

(a) Harpoon has full legal right and all requisite corporate power and authority to execute and deliver each of the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by Harpoon of each of the Transaction Documents, the consummation of the transactions contemplated thereby and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of Harpoon. Each of the Transaction Documents has been duly and validly executed and delivered by Harpoon and constitutes a valid and binding obligation of Harpoon, enforceable against it in accordance with its terms, other than the Sublease, which shall be executed and delivered by Harpoon upon the Series B Closing and shall thereupon constitute a valid and binding obligation of Harpoon, enforceable against it in accordance with its terms.

(b) The execution, delivery and performance of the Transaction Documents by Harpoon, and the consummation of the transactions contemplated thereby (including the Distribution), do not and will not, with or without notice, lapse of time or both: (i) conflict with or result in a breach or violation of the Charter Documents or any resolution, action or written consent of the board of directors or stockholders of Harpoon; (ii) require any consent, waiver, approval, declaration or authorization of, or notice to or filing with, any Governmental Entity; (iii) conflict with, result in a default, modification or termination under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit or the imposition of any obligation under, or require any consent, waiver, approval, notice, filing, declaration or authorization under, any Transferred Contract or permit to which Harpoon is a party or by which Harpoon or any of the Transferred Assets are bound, which consent, waiver, approval, notice, filing, declaration or authorization has not been obtained or given on or before the date hereof; (iv) result in the creation or imposition of any Lien on any Transferred Assets; or (v) violate any Law to which Harpoon, the Business or any of the Transferred Assets are subject or bound.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Assets. Harpoon has good and valid title to, or an enforceable right to use, all of the Transferred Assets, in each case, free and clear of all Liens. Upon execution and delivery by Harpoon to Maverick of the Transaction Documents, Maverick will become the true and lawful owner of, and will receive good and valid title to or a valid leasehold interest in, the Transferred Assets, free and clear of all Liens. The Transferred Assets and the rights under the Sublease constitute all of the assets, rights and properties used or held for use in the Business, as presently conducted and as presently planned to be conducted, by Harpoon or any of its Affiliates.

3.3 Contracts. Schedule 3.3 sets forth a true, correct and complete list of the Mixed Contracts and the Non-Assignable Assets.

3.4 Intellectual Property.

(a) Harpoon has the rights and authority to grant the rights and licenses as provided herein.

(b) To the Knowledge of Harpoon, all Transferred Patents are valid and enforceable.

(c) There are no inventorship challenges, or opposition, reissue, reexamination, nullity, post-grant review or interference proceedings declared, commenced or provoked or, to the Knowledge of Harpoon, threatened, with respect to any Transferred Patents and there is no pending or threatened Action that alleges that any Transferred Patent is invalid or unenforceable.

(d) To the Knowledge of Harpoon, neither the use of the Transferred Intellectual Property or Harpoon Intellectual Property as practiced by Harpoon, nor the actual or contemplated research, development, manufacture, use, sale, offer to sell or import of any product covered by the Transferred Intellectual Property or Harpoon Intellectual Property, has infringed, infringes or would infringe upon any Intellectual Property of any Third Party.

(e) There is no pending or, to the Knowledge of Harpoon, threatened Action that alleges that Harpoon has infringed or misappropriated any intellectual property rights of any Third Party.

(f) Schedule 3.4(f) sets forth a true, correct and complete list of all Contracts pursuant to which Harpoon has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any Transferred Intellectual Property. No exclusive rights have been granted to third parties (i) in any Transferred Intellectual Property or (ii) in any Harpoon Intellectual Property in the Maverick Field.

(g) Each current or former employee of Harpoon and each current or former independent contractor of Harpoon has executed a valid and binding written agreement expressly assigning to Harpoon all right, title and interest in any Transferred Intellectual Property developed by such Person.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h) Harpoon has not employed and, to its Knowledge, has not used a contractor or consultant that has employed, any individual or entity (a) debarred by the FDA (or subject to a similar sanction of any other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other applicable Regulatory Authority), or (c) who has been charged or convicted under United States Law for conduct relating to the development or approval, or otherwise relating to the regulation, of any product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Closing Date.

(i) Except for the [***] Patent and any Know-How directed to [***], all Intellectual Property relating to the Maverick Field that is owned by or licensed to Harpoon as of immediately prior to the Effective Time is either Harpoon Intellectual Property or Transferred Intellectual Property.

ARTICLE IV

EMPLOYEE MATTERS

4.1 Transferred Employees. Harpoon’s employment of the Transferred Employees shall terminate at 11:59 p.m. Pacific Time on the Series B Closing Date. Prior to or in conjunction with the Series B Closing, Maverick shall in good faith offer employment to the Transferred Employees, pursuant to terms of written offer letters, with such employment to commence on the first Business Day immediately following the Series B Closing Date. In the event that any such Transferred Employee accepts Maverick’s offer of employment either before or after the Series B Closing, Maverick shall be responsible for all Liabilities (including salaries and benefits, including the maintenance of appropriate levels of workers’ compensation insurance) arising out of any such employment from and after the initial date of the Transferred Employee’s employment with Maverick. Harpoon shall be responsible for providing notice and health continuation coverage under COBRA to any Transferred Employee (and his/her qualified beneficiaries) who experiences a qualifying event after the Series B Closing Date. With respect to all confidentiality and invention assignment provisions applicable to Transferred Employees contained in Contracts that Transferred Employees entered into with Harpoon prior to the Series B Closing, Harpoon shall enforce such provisions on behalf of Maverick, at Maverick’s request and expense, to the extent that Maverick cannot enforce such Contracts directly. Effective upon the Series B Closing, Harpoon hereby waives (x) any non-competition or similar provisions and (y) any confidentiality provisions, to the extent restricting disclosure or use of the Transferred Intellectual Property or use of the license set forth in Section 2.2(a), in each case ((x) and (y)) applicable to Transferred Employees contained in Contracts that Transferred Employees entered into with Harpoon prior to the Series B Closing.

4.2 Accrued Vacation. Harpoon shall pay each Transferred Employee any unused vacation time accrued through the date that such Transferred Employee’s employment with Harpoon terminated.

4.3 Initial Benefits. Maverick agrees that, as of the Series B Closing Date, it will provide employee benefits (including welfare benefits and severance) that are substantially comparable in the aggregate to those provided in the aggregate to the Transferred Employees immediately prior to the Closing Date (but without being required to take into account any equity-related, retention, deal bonus, or other compensation related to or affected by the transactions contemplated by this Agreement).

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.4 No Third Party Beneficiaries. No provision of this ARTICLE IV shall (a) create any direct or Third Party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Harpoon or Maverick, in respect of continued employment or any right to compensation or benefits for any specified period or of any other nature or kind whatsoever, (b) be deemed to amend any Harpoon Employee Plan or Employee Agreement nor the plans or agreements established by Maverick (the “Maverick Replacement Arrangements”), nor (c) be construed to (i) prohibit Harpoon or Maverick, as applicable, from amending or terminating any Harpoon Employee Plan, Employee Agreement or Maverick Replacement Arrangement in accordance with its terms or (ii) amend or create any such plan or agreement,

4.5 Segregation of Technical Personnel. From and after the ATA Closing, except as otherwise expressly required by this Agreement or the Sublease, Harpoon and Maverick shall each use reasonable best efforts to segregate their respective research and development activities and personnel, including using reasonable best efforts to ensure that: (a) no personnel involved in performing research and development for Harpoon shall have access to any Proprietary Information of Maverick other than the applicable Licensed Intellectual Property; and (b) no personnel involved in performing research and development for Maverick shall have access to Proprietary Information of Harpoon other than the applicable Licensed Intellectual Property.

ARTICLE V

CONFIDENTIALITY

5.1 Proprietary Information. Except as otherwise provided in this Section 5.1, each Party (on behalf of itself and each of its present and future Affiliates or their respective Representatives, the “Receiving Party”) shall maintain in confidence, and use only in connection with the exercise of rights granted to it under this Agreement or any Transaction Document, any Proprietary Information of the other Party (the “Disclosing Party”) or any of its Affiliates. As used herein, “Proprietary Information” shall have the following meaning: (a) with respect to Harpoon, the Retained Assets and any information or materials provided by Harpoon to Maverick pursuant to Section 2.10(c) (to the extent not related to the Maverick Field and subject to the proviso below), Section 2.10(d) (to the extent not related to the Maverick Field), Section 2.10(e) (to the extent not related to the Maverick Field) or Section 7.1 below (and hence Maverick shall be considered the Receiving Party, and Harpoon shall be considered the Disclosing Party, with respect thereto, regardless of whether there is any disclosure thereof from Harpoon to Maverick); provided that Harpoon shall be considered the Receiving Party, and Maverick shall be considered the Disclosing Party with respect to that portion of the Mixed Books and Records related to the Maverick Field, and (b) with respect to Maverick, the Transferred Assets (including any Transferred Assets disclosed prior to the Effective Time to, or continued to be held after the Effective Time by, a Third Party pursuant to a Retained Contract) and any information or materials provided by Maverick to Harpoon pursuant to Section 2.10(d) (to the extent related to the Maverick Field), Section 2.10(e) (to the extent related to the Maverick Field) or Section 7.1 below (and hence Harpoon shall be considered the Receiving Party, and Maverick will be considered the Disclosing Party with respect thereto, regardless of whether there is any disclosure thereof from Maverick to Harpoon). The obligations of the Receiving Party under this Section 5.1 not to disclose or use Proprietary Information of the other Party shall not apply, however, to information within the Proprietary Information to the extent that the Receiving Party establishes that any such information:

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) is or has become published, generally known or generally available to the public, or otherwise part of the public domain, other than by acts or omissions of the Receiving Party in breach of this Agreement;

(b) is disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others; or

(c) is independently developed after the ATA Closing by the Receiving Party, as evidenced by contemporaneous written evidence maintained by the Receiving Party in the ordinary course of business, without use of or reference to the Proprietary Information of the Disclosing Party.

5.2 Permitted Disclosures. To the extent it is reasonably necessary or appropriate in order for a Receiving Party to fulfill its obligations or exercise its rights under this Agreement or any other Transaction Document:

(a) a Receiving Party may disclose Proprietary Information of the Disclosing Party, on a reasonable need-to-know basis and solely to the extent necessary to use such Proprietary Information in a manner expressly permitted under Section 2.2(a) or Section 2.2(b), as applicable, to the Receiving Party’s Affiliates, or its or their actual or prospective Representatives, licensees, sublicensees, employees, consultants, outside contractors and clinical investigators; provided that such Persons agree to be bound by obligations of confidentiality and non-use with respect to such Proprietary Information that are at least as protective of the Disclosing Party and its Proprietary Information as the terms of this Agreement; and

(b) a Receiving Party may disclose Proprietary Information of the Disclosing Party to Governmental Entities or other Regulatory Authorities to the extent that such disclosure is required by Law (including applicable securities laws) or agency or court order, provided that the Receiving Party shall, if possible, provide reasonable advance notice to the Disclosing Party of such disclosure and use commercially reasonable efforts, or allow the Disclosing Party to use such efforts, to oppose such disclosure or to request confidential treatment of such Proprietary Information and, in any event, shall only disclose the minimum information, as reasonably determined by the Receiving Party’s legal counsel, that is necessary to comply with such requirements of Law, or agency or court order.

Notwithstanding the foregoing, each Party shall be responsible for any breach of this ARTICLE V by its Affiliates or their respective Representatives.

5.3 Nondisclosure of Terms; Press Release. The terms of this Agreement and the Transaction Documents shall be deemed Proprietary Information of each Party. Neither Party shall issue or make any press release or public statement regarding the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the other Party. Notwithstanding the foregoing, a Party may disclose the existence and terms of this

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement without such consent (a) to its Affiliates or its or their professional advisors and actual or prospective Representatives, licensees, sublicensees, investors and acquirers on a reasonable need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, (b) as set forth in Section 5.2(b) or (c) to a Regulatory Authority to the extent that such disclosure is necessary or appropriate in connection with seeking clearance or approval from such Regulatory Authority.

ARTICLE VI

INTELLECTUAL PROPERTY

6.1 Prohibition on the Use of Names. From and after the ATA Closing, (a) Maverick shall not use, and shall cause all of its controlled Affiliates following the ATA Closing to cease using, directly or indirectly, the name “Harpoon” in any trademark, trade name, domain name, address, corporate name, symbol or identifier or any derivatives thereof or any marks confusingly similar thereto; and (b) Harpoon shall not use, and shall cause all of its Affiliates following the ATA Closing to cease using, directly or indirectly, the name “Maverick” in any trademark, trade name, domain name, address, corporate name, symbol or identifier or any derivatives thereof or any marks confusingly similar thereto.

6.2 Patent Prosecution; Cooperation. Following the ATA Closing, Harpoon shall have the first right, but not the obligation, to Prosecute the Patents within the Harpoon Intellectual Property, and Maverick shall have the sole and exclusive right, but not the obligation, to Prosecute the Transferred Patents. For a period of five years following the Closing Date, (a) Harpoon shall, at Maverick’s request with respect to specific sequences corresponding to binding domains, in good faith prosecute claims that cover and are least directed to such specific sequences used by Maverick in the development of Maverick’s products or product candidates within the Maverick Field and (b) if Harpoon determines in its sole discretion to not Prosecute (including through failure to respond to an office action or failure to pay a maintenance or annuity fee), to abandon or otherwise to not maintain any Patent within the Harpoon Intellectual Property, including by narrowing the claims of such Patent, in each case such that a specific sequence corresponding to a binding domain covered by such Patent, to the Knowledge of Harpoon, that is used or planned to be used in a product or product candidate developed by Maverick within the Maverick Field would no longer be covered in any Patent within the Harpoon Intellectual Property, then Harpoon shall provide Maverick written notice of such determination (including a brief explanation of its reasons for proposing such action) at least thirty (30) days before any deadline for taking action that is necessary to avoid abandonment and shall provide Maverick with the opportunity (at Maverick’s expense) to continue the Prosecution of such Patent, or the portion of such claims covering such specific sequence corresponding to a binding domain, as applicable. By providing written notice thereof to Harpoon within thirty (30) days of receiving such notice, Maverick may, at its sole discretion, assume the right to Prosecute such Patent, or if time is of the essence, require Harpoon to Prosecute such Patent at Maverick’s expense, as applicable, in each case only to the extent necessary to cover at least such specific sequence corresponding to a binding domain. Notwithstanding the foregoing, Harpoon shall have the sole right, but not the obligation, to Prosecute the Construct Patents, and Maverick shall not have any right to Prosecute the Construct Patents.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3 Enforcement of Intellectual Property; Cooperation. Following the ATA Closing, Harpoon shall have the sole and exclusive right, but not the obligation, to enforce and defend Actions with respect to the Harpoon Intellectual Property, and Maverick shall have the sole and exclusive right, but not the obligation to enforce and defend Actions with respect to the Transferred Intellectual Property; provided, however, that (a) Harpoon shall, when deciding whether or not to enforce or defend any Action with respect to the Transferred Intellectual Property (excluding the Construct Patents), consider in good faith the interests of Maverick as an exclusive licensee under the Harpoon Intellectual Property and (b) if, at any time, Harpoon elects not to enforce or defend any such intellectual property on its own behalf and Maverick requests such enforcement or defense, then Harpoon shall consider in good faith any such request and shall use commercially reasonable efforts to enforce or defend any such intellectual property if so requested (at Maverick’s expense), unless Harpoon is advised by counsel in writing that such enforcement or defense could reasonably be expected to materially and adversely affect the Harpoon Intellectual Property. If a Party (the “Controlling Party”) brings an Action to enforce or defend any Patents in accordance with this Section 6.3, then the other Party (the “Cooperating Party”) shall cooperate as reasonably requested, at such Controlling Party’s expense, in the pursuit of such Action, including if necessary by joining as a party to any such Action for which it is a necessary or indispensable party or taking such other actions as are necessary for standing or for the Controlling Party to otherwise maintain or pursue such Action, at the Controlling Party’s expense.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Tax Matters.

(a) Responsibility for Taxes and Tax Matters.

(i) Subject to Section 7.1(a)(iii), Harpoon shall be responsible for the preparation and filing of all Tax Returns of Harpoon (including Tax Returns required to be filed after the Closing Date) to the extent such Tax Returns include or relate to the use or ownership of the Transferred Assets on or prior to the Closing Date. Harpoon’s Tax Returns, to the extent they relate to the Transferred Assets, shall be true, complete and correct and prepared in accordance with Law. Harpoon shall be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Transferred Assets, in each case subject to a right of reimbursement pursuant to Section 7.1(a)(iii) hereof.

(ii) Subject to Sections 7.1(a)(iii) and 7.1(d), Maverick shall be responsible for the preparation and filing of all Tax Returns of Maverick to the extent such Tax Returns include or relate to Maverick’s use or ownership of the Transferred Assets after the Closing Date. Maverick’s Tax Returns, to the extent they relate to the Transferred Assets, shall be true, complete and correct and prepared in accordance with Law. Maverick shall be responsible for and make all payments of Taxes shown to be due on such Tax Returns, subject to a right of reimbursement pursuant to Section 7.1(a)(iii) hereof.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) In the case of any real or personal property Taxes (or other similar Taxes) attributable to the Transferred Assets for which Taxes are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a “Straddle Period Tax”), Harpoon shall be apportioned an amount of such Straddle Period Taxes equal to the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period, and Maverick shall be apportioned an amount equal to the excess of the total amount of such Straddle Period Taxes over the amount apportioned to Harpoon pursuant to this sentence. The Party required by Law to pay any such Straddle Period Tax (the “Paying Party”) shall file the Tax Return related to such Straddle Period Tax within the time period prescribed by Law and shall timely pay such Straddle Period Tax. If the Paying Party pays or has paid a Tax for which the other Party (the “Non-Paying Party”) is responsible pursuant to the apportionment set forth in this Section 7.1(a)(iii), the Paying Party shall be entitled to reimbursement from the Non- Paying Party.

(b) Cooperation. Each Party shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any Tax matters relating to Maverick and Harpoon.

(c) Wage Withholding. Harpoon and Maverick shall utilize the alternate procedure set forth in Revenue Procedure 2004-53 with respect to wage withholding for any Transferred Employees.

(d) Tax Reporting; Section 336 Election. Except as otherwise required by a Taxing Authority following an audit, Maverick and Harpoon each agree to report on their respective Tax Returns the transfer of shares of Maverick to the holders of Harpoon’s capital stock as a taxable distribution in respect of Harpoon’s capital stock. At the request of Maverick, Harpoon and Maverick shall agree to make, to the extent permitted by Law, a “Section 336(e) election” in connection with the disposition of the shares of Maverick and to comply with the reporting and recordkeeping requirements of Treas. Reg. Section 1.336-3(h). Harpoon and Maverick agree that they will join in the filing of a consolidated federal income Tax Return and file California Tax Returns on a combined basis for the Pre-Closing Tax Period ending on the Closing Date, and that such Tax Returns will include any gain recognized in connection with the Section 336(e) election. Except as otherwise required by a Taxing Authority following an audit, Harpoon and Maverick agree further to prepare and file their Tax Returns consistent with treating the value of Maverick and the assets of Maverick as of the Closing as being equal to the Maverick Valuation. “Maverick Valuation” means the value of Maverick determined by the valuation firm of SVB Analytics.

(e) Transfer Taxes. Maverick and Harpoon shall use commercially reasonable efforts to cooperate and consult with each other prior to filing any Tax Returns with respect to any transfer, sales, use, documentary or similar Taxes arising from the transactions contemplated by this Agreement (“Transfer Taxes”). The Party required by Law to file any such Tax Return shall timely file such Tax Return and shall notify the other Party when such filing has been made. All costs incurred in the filing of such Tax Returns shall be borne equally by both Parties. Maverick shall be responsible for any Transfer Taxes and shall promptly reimburse Harpoon for the amount of any Transfer Taxes paid by Harpoon upon receipt of written notice (including reasonable supporting documentation) that such Transfer Taxes have been paid by Harpoon.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.2 Regulatory Matters and Bulk Sales Laws. Maverick acknowledges that it will be responsible for obtaining and maintaining the federal and state permits and licenses required in order for Maverick to use or exploit the Transferred Assets after the ATA Closing, and, except for any obligation expressly set forth in this Agreement or any other Transaction Document, that Harpoon will not have duties or obligations to Maverick with respect to any such permits and licenses. Maverick acknowledges that Harpoon will not comply with any provisions of any bulk transfer laws of any jurisdiction and hereby waives compliance with the “bulk sales” provisions of Article 6 of the Uniform Commercial Code as in effect in the states where Harpoon owns assets to be conveyed to Maverick hereunder.

7.3 Novation of Certain Contracts. Promptly following the ATA Closing, Maverick shall submit in writing to each counterparty to each Transferred Contract designated for novation on Schedule 1.111, and Harpoon shall submit in writing to each counterparty to each Mixed Contract, a request for such counterparty to: (i) recognize Maverick as the successor in interest of Harpoon to such Transferred Contract, or in the case of such Mixed Contract, as the successor in interest of Harpoon to the portion of such Mixed Contract that solely pertains to any Transferred Assets; and (ii) enter into a novation agreement reflecting the same. That portion of any Mixed Contract novated pursuant to this Section 7.3 that pertains solely to Transferred Assets and to which Harpoon is not a party following the novation thereof shall be treated as a Transferred Contract and not as a Retained Contract for the purposes of Section 2.5(a) and Section 2.5(b). Maverick and Harpoon shall use commercially reasonable efforts to execute and consummate such novation agreements. It is understood, however, that such novation agreements shall not be deemed to transfer to Maverick any Retained Liability or to limit Harpoon’s indemnification obligations with respect to Retained Liabilities pursuant to Section 8.1.

7.4 Further Assurance. On and after the Closing Date, upon request of either Harpoon or Maverick, each of the Parties shall from time to time, at the reasonable request of the other Party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further conveyances, notices, assumptions other instruments, and take such other actions, as the other Party may reasonably request in order to more effectively consummate the transactions contemplated hereby and to transfer fully to Maverick the Transferred Assets and the Assumed Liabilities and all of the titles, rights, interests, remedies, powers and privileges intended to be conveyed under the Transaction Documents (including assistance in the collection or reduction to possession of any of the Transferred Assets or Retained Assets, as the case may be). If either Party becomes aware at any time after the ATA Closing that any schedule of Transferred Assets or Retained Assets omits in error an item that should have been included, such Party shall offer an updated or supplemental schedule to the other Party containing such item(s), which such other Party may, but is not required to, accept. In the event any Third Party makes any payment to Maverick with respect to a Retained Asset, or to Harpoon with respect to a Transferred Asset, Maverick or Harpoon, as the case may be, shall promptly notify the other Party and remit such payment to such other Party. Maverick shall promptly refer all inquiries relating to the Retained Assets and the Retained Liabilities to Harpoon from and after the ATA Closing, and Harpoon shall promptly refer all inquiries relating to the Transferred Assets and Assumed Liabilities to Maverick from and after the ATA Closing.

7.5 Agreement Not to Compete.

(a) Harpoon hereby agrees that, effective as of the Distribution, none of Harpoon nor any of Harpoon’s controlled Affiliates (which, for the avoidance of doubt, shall not include Maverick) shall, anywhere in the world, directly or indirectly, engage in the Business in any manner, including as a partner, investor, consultant, advisor, agent, representative, independent contractor, licensor, creditor, or otherwise, until four (4) years after the Distribution.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Harpoon hereby agrees that, effective as of the Distribution and for a period of [***] thereafter, none of Harpoon nor any of Harpoon’s controlled Affiliates (which, for the avoidance of doubt, shall not include Maverick) shall, directly or indirectly, solicit for employment any Transferred Employee, or induce, or attempt to induce, any Transferred Employee to terminate its relationship with Maverick; provided, however, that the following shall not be deemed to be a solicitation in breach of this Section 7.5(b): the placement of general advertisements or conducting general employment solicitations (including via a search firm inquiry) that may be targeted to a particular geographic or technical area but that are not specifically targeted toward the Transferred Employees.

(c) Each Party acknowledges that the restrictions contained in Section 7.5 are reasonable and properly required for the adequate protection of Maverick’s interest in the Business. If any such restriction is deemed to be unreasonable by a court of competent jurisdiction, the Parties shall submit to the reduction of such restrictions to such activities, geographical scope, or time period as such court shall deem reasonable.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification by Harpoon. Harpoon shall indemnify and hold harmless Maverick, its Affiliates and their respective Representatives, successors and assigns (each, a “Maverick Indemnified Party”) from and against any and all Losses suffered or incurred by any of them resulting from or arising out of or directly or indirectly attributable to or based upon the following:

(a) the breach of any representation or warranty by Harpoon contained in this Agreement;

(b) the breach of any covenant or agreement by Harpoon contained in this Agreement; or

(c) the Retained Liabilities.

8.2 Indemnification by Maverick. Maverick shall indemnify and hold harmless Harpoon, its Affiliates and their respective Representatives (each a “Harpoon Indemnified Party”) from and against any and all Losses suffered or incurred by any of them resulting from or arising out of or directly or indirectly attributable to or based upon the following:

(a) the breach of any covenant or agreement by Maverick contained in this Agreement, in each case, requiring performance by Maverick following the Effective Time; or

(b) the Assumed Liabilities.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3 Indemnification Procedure.

(a) Whenever any Loss is asserted against or incurred by a Maverick Indemnified Party or Harpoon Indemnified Party (the “Indemnified Party”) which the Indemnified Party has determined has given or would reasonably give rise to a right of indemnification under this Agreement, the Indemnified Party will give written notice thereof (a “Claim”) to the other Party (the “Indemnifying Party”) as promptly as reasonably practicable. The Indemnified Party will furnish to the Indemnifying Party in reasonable detail such information as the Indemnified Party may have with respect to the Claim. The failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend an action by a Third Party giving rise to such Claim.

(b) In the case of a claim by a Third Party (a “Third Party Claim”), within thirty (30) days after delivery of such notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, and at its expense, undertake and conduct the defense of such Third Party Claim at the Indemnifying Party’s expense and with attorneys of its own choosing and reasonably acceptable to the Indemnified Party, provided, however, that the Indemnifying Party shall have acknowledged in writing to the Indemnified Party the unqualified obligation of the Indemnifying Party to indemnify the Indemnified Parties for such Third Party Claim as provided in this ARTICLE VIII and the Indemnifying Party shall actively and diligently conduct the defense of the Third Party Claim or shall lose its right to assume and control such defense. The Indemnified Party shall be entitled to participate in, but not to determine or conduct, the defense of such Third Party Claim, and to employ counsel separate from the counsel employed by the Indemnifying Party, at the Indemnified Party’s expense. The Indemnifying Party shall not, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Party, (ii) does not include the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such Claim, (iii) would lead to liability or create any financial or other obligation on the part of the Indemnified Party that it is not subject to indemnification hereunder, (iv) relates to Taxes or (v) disparages the Indemnified Party or any of its Affiliates or contains an admission of criminal wrongdoing. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim if (A) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Third Party Claim relates to or arises in connection with any Intellectual Property that is Controlled by the Indemnified Party, (C) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates, (D) the Third Party Claim involves a regulatory matter or involves the violation or alleged violation of Law or (E) control of such Third Party Claim by the Indemnifying Party would be reasonably likely to have, in the reasonable judgment of the Indemnified Party, a negative effect on (I) the reputation of the Indemnified Party or any of its respective Affiliates or (II) the relationship of the Indemnified Party and its Affiliates with a material customer or business partner. If the Indemnifying Party does not elect to undertake and conduct the defense of such Third Party Claim, contests the obligation of the Indemnifying Party to indemnify the Indemnified Party or is prohibited from assuming the defense of such Third Party Claim by this Section 8.3(b), the Indemnified Party may settle or defend against such claim in its sole and absolute discretion, provided, however, that if the Indemnified Party settles, adjusts or compromises any such Third Party Claim without the written consent of the Indemnifying Party, then such settlement, adjustment or compromise shall not be determinative of the amount of Losses incurred by the Indemnified Party in connection with such Third Party Claim.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The Party controlling such defense will keep the other Party advised of the status of such Claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. As reasonably requested by the Party controlling such defense, the other Party will cooperate in such defense and make available to the Party controlling such defense all witnesses, records, materials and information in such other Party’s possession or under such other Party’s control relating thereto.

8.4 Exclusive Remedy. From and after the ATA Closing, indemnification pursuant to, and in accordance with, this ARTICLE VIII shall be the sole and exclusive remedy of any Indemnified Party for all Losses under Section 8.1 and Section 8.2; provided, however, that nothing in this Agreement shall limit (a) the rights of any Indemnified Party to pursue any remedy available in equity, including the right to obtain specific performance or other injunctive relief, or (b) any remedy any Indemnified Party may have against any Person for fraud or willful misrepresentation.

ARTICLE IX

MISCELLANEOUS

9.1 No Termination for Breach. The Parties acknowledge that this Agreement shall not be terminated by reason of any breach hereof of either Party. The rights granted to Maverick with respect to the Transferred Assets, the obligations of Maverick to assume the Assumed Liabilities and the rights granted to Harpoon with respect to the Retained Assets are irrevocable and shall not be affected by any breach of this Agreement. For clarity, the foregoing shall not be deemed to limit a Party’s right to specifically enforce or recover damages resulting from a breach of this Agreement.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) one (1) Business Day after being sent by commercial overnight courier service, or (iii) upon transmission if sent via facsimile or email with confirmation of receipt to the other Party made by the recipient’s Representative, in each case to the recipient at the following addresses:

If to Maverick, to:

Maverick Therapeutics, Inc.

3260 Bayshore Blvd, 1st Floor

Brisbane, CA 94005

Attention: Chief Executive Officer

Facsimile: (415) 330-9871

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile: (650) 493-6811

Email: kclark@wsgr.com

If to Harpoon, to:

Harpoon Therapeutics, Inc.

3260 Bayshore Blvd, 1st Floor

Brisbane, CA 94005

Attention: Chief Executive Officer

Facsimile: (415) 330-9871

Email: jmcmahon@harpoontx.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile: (650) 493-6811

Email: kclark@wsgr.com

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. Counterpart signature pages delivered via facsimile or e-mail in PDF or similar electronic format shall be deemed binding as originals.

9.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances other than those as to which it is determined to be illegal, void or unenforceable, will not be impaired or otherwise affected and will continue in full force and effect and be enforceable to the fullest extent permitted by Law.

9.5 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.6 Enforcement.

(a) Each Party irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if but only if such courts lack jurisdiction, the United States District Court for the District of Delaware), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. If such Court of Chancery lacks jurisdiction, each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of Delaware located in New Castle County. Each Party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address set forth above (as such address may be updated in accordance with Section 9.2) shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 9.6. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if but only if such courts lack jurisdiction, the United States District Court for the District of Delaware) and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding anything contained in this Agreement to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

(b) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each Party hereto (i) certifies that no Representative of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party have been induced to enter into Agreement, by, among other things, the mutual waiver and certifications in this Section 9.6.

(c) Each Party hereto waives any claim to punitive, exemplary or multiplied damages from the other, except to the extent arising from a breach of ARTICLE V or awarded to a Third Party.

9.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Rules of Construction.

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(b) For purposes of and as used in this Agreement, (i) whenever the context requires, the singular number shall include the plural, and vice versa; (ii) words of any gender include the other gender; (iii) the words “include,” “including” and “e.g.,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (iv) the words “hereby,” “herein,” “hereunder” and “hereto” shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement; (v) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder; (vi) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (vii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (viii) references to a Person are also to its permitted successors and assigns; and (ix) except as otherwise indicated, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

(c) The headings and subheadings used in this Agreement are for convenience of reference only and shall have no force or effect whatsoever in interpreting any of the provisions of this Agreement.

9.8 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any waiver of any of the terms or conditions of this Agreement must be in writing, must be duly executed by or on behalf of the Party to be charged with such waiver and shall be effective only to the extent specifically set forth in such writing.

9.9 Expenses. Subject to ARTICLE VIII and Sections 2.3(b), 2.3(c), 2.10(b), 4.1 and 6.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the ATA Closing shall have occurred.

9.10 Entire Agreement. This Agreement, along with the other Transaction Documents and instruments delivered in connection herewith and to the extent referenced herein, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements, representations, undertakings and understandings, both written and oral, between Harpoon and Maverick with respect to the subject matter hereof.

9.11 Assignment. Neither Party may assign or transfer this Agreement without the consent of the other Party, provided that no such consent is required for an assignment or transfer to a successor-in-interest to all or substantially all of the business or assets of the assigning Party to which this Agreement relates by reason of merger, consolidation, sale of equity or assets or otherwise. For any other proposed transfer or assignment, the non-assigning Party shall not unreasonably withhold its consent to a proposed assignment or transfer of this Agreement by the

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other Party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

9.12 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

9.13 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In witness whereof, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

MAVERICK THERAPEUTICS, INC.

By:	/s/ Jeanmarie Guenot

Name:	Jeanmarie Guenot

Title:

HARPOON THERAPEUTICS, INC.

By:	/s/ Luke Evnin

Name:	Luke Evnin

Title:

SIGNATURE PAGE TO ASSET TRANSFER AGREEMENT

[  ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT NO. 1 TO ASSET TRANSFER AGREEMENT

This amendment (“Amendment No. 1”) to Asset Transfer Agreement is entered into as of January 6, 2017 (the “Amendment No. 1 Effective Date”) by and between Maverick Therapeutics, Inc., a Delaware corporation (“Maverick”) and Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). Maverick and Harpoon are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Harpoon and Maverick entered into that certain Asset Transfer Agreement dated as of December 30, 2016 (the “Original Asset Transfer Agreement”), pursuant to which Harpoon transferred certain Transferred Assets to Maverick in consideration for the issuance by Maverick to Harpoon of newly issued shares of Maverick’s capital stock and certain other consideration as set forth therein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, each of Harpoon and Maverick hereby agree to amend the Original Asset Transfer Agreement as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the same meaning as in the Original Asset Transfer Agreement.

2.	Amendment to Section 1.94. The phrase “Series B Closing Date” in Section 1.94 of the Original Asset Transfer Agreement is hereby replaced with “Employee Transition Date”.

3.

Amendment to Section 2.2(b). The phrase “Transferred Intellectual Property” in Section 2.2(b) of the Original Asset Transfer Agreement is hereby replaced with “Transferred Intellectual Property other than Supplemental Intellectual Property”.

4.

Amendment to Section 2.5(a)(ii). The phrase “provided that, in the case of any Liabilities of Harpoon relating to any Supplemental Intellectual Property, the references to the Effective Time in this Section 2.5(a)(ii) shall be deemed to refer to the Supplemental Closing;” shall be inserted the end of Section 2.5(a)(ii).

5.	Amendment to Section 2.5(a)(iv). The phrase “Series B Closing” in Section 2.5(a)(iv) of the Original Asset Transfer Agreement is hereby replaced with “Employee Transition Date”.

6.

Amendment to Section 2.10(g). The phrase “Series B Closing Date, contemporaneously with the Series B Closing” in Section 2.10(g) of the Original Asset Transfer Agreement is hereby replaced with “first Business Day immediately following the Employee Transition Date”.

7.	Amendment to Section 4.1. Section 4.1 of the Original Asset Transfer Agreement is hereby replaced in its entirety with the following:

4.1 Transferred Employees. Harpoon’s employment of the Transferred Employees shall terminate at 11:59 p.m. Pacific Time on the Employee Transition Date. As used herein, “Employee Transition Date” means such date, on or after the Series B Closing Date and not later than one day after the date upon which Takeda funds its initial purchase of Series B Preferred Stock (or if such date does not immediately precede a Business Day, the next succeeding date that immediately precedes a Business Day), upon which Maverick elects to transition the employment of the Transferred Employees from Harpoon to Maverick, as designated by Maverick upon notice to Harpoon at least one day in advance. Prior to or on the Employee Transition Date, Maverick shall in good faith offer employment to the Transferred Employees, pursuant to terms of written offer letters, with such employment to commence on the first Business Day immediately following the Employee Transition Date. In the event that any such Transferred Employee accepts Maverick’s offer of employment either before or after the Employee Transition Date, Maverick shall be responsible for all Liabilities (including salaries and benefits, including the maintenance of appropriate levels of workers’ compensation insurance) arising out of any such employment from and after the initial date of the Transferred Employee’s employment with Maverick. Harpoon shall be responsible for providing notice and health continuation coverage under COBRA to any Transferred Employee (and his/her qualified beneficiaries) who experiences a qualifying event on or after the Employee Transition Date. With respect to all confidentiality and invention assignment provisions applicable to Transferred Employees contained in Contracts that Transferred Employees entered into with Harpoon on or prior to the Employee Transition Date, Harpoon shall enforce such provisions on behalf of Maverick, at Maverick’s request and expense, to the extent that Maverick cannot enforce such Contracts directly. Effective upon the Employee Transition Date, Harpoon hereby waives (x) any non-competition or similar provisions and (y) any confidentiality provisions, to the extent restricting disclosure or use of the Transferred Intellectual Property or use of the license set forth in Section 2.2(a), in each case ((x) and (y)) applicable to Transferred Employees contained in Contracts that Transferred Employees entered into with Harpoon on or prior to the Employee Transition Date.

8.

Amendment to Section 4.3. The phrase “Series B Closing Date” in Section 4.3 of the Original Asset Transfer Agreement is hereby replaced with “first Business Day immediately following the Employee Transition Date”.

9.

No Other Amendments. No amendments are made other than those expressly set forth in this Amendment No. 1, and all provisions of the Original Asset Transfer Agreement unaffected by this Amendment No. 1 remain in full force and effect. In the event of a conflict between the Original Asset Transfer Agreement and this Amendment No. 1, this Amendment No. 1 shall control.

10.

Counterparts. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

Counterpart signature pages delivered via facsimile or e-mail in PDF or similar electronic format shall be deemed binding as originals.

(The remainder of this page is intentionally left blank.)

In witness whereof, the Parties have caused this Amendment No. 1 to the Original Asset Transfer Agreement to be executed as of the date first written above by their respective duly authorized officers.

MAVERICK, THERAPEUTICS, INC.

By:	/s/ Jeanmarie Guenot
Name: Jeanmarie Guenot
Title:

HARPOON THERAPEUTICS, INC.

By:	/s/ Luke Evnin
Name: Luke Evnin
Title:

AMENDMENT NO. 2 TO ASSET TRANSFER AGREEMENT

This Amendment No. 2 to Asset Transfer Agreement (this “Amendment”) is made effective as of September 26, 2017 (the “Amendment Effective Date”) between Maverick Therapeutics, Inc., a Delaware corporation (“Maverick”), and Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). Maverick and Harpoon are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Reference is made to that certain Asset Transfer Agreement dated December 30, 2016 between Maverick and Harpoon (the “ATA”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given in the ATA.

B. Company and Consultant desire to enter into this Amendment for purposes of amending the ATA as set forth herein.

Now, therefore, in consideration of the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1. Amendment of the ATA.

(a) Section 6.2 of the ATA is hereby amended to read in its entirety as follows:

“Patent Prosecution; Cooperation. Following the ATA Closing, Harpoon shall have the first right, but not the obligation, to Prosecute the Patents within the Harpoon Intellectual Property, and Maverick shall have the sole and exclusive right, but not the obligation, to Prosecute the Transferred Patents. For a period of five years following the Closing Date, (a) Harpoon shall, at Maverick’s request with respect to specific sequences corresponding to binding domains, in good faith prosecute claims that cover and are at least directed to such specific sequences used by Maverick in the development of Maverick’s products or product candidates within the Maverick Field and (b) if Harpoon determines in its sole discretion to not Prosecute (including through failure to respond to an office action or failure to pay a maintenance or annuity fee), to abandon or otherwise to not maintain any Patent within the Harpoon Intellectual Property, including by narrowing the claims of such Patent, in each case such that a specific sequence corresponding to a binding domain covered by such Patent, to the Knowledge of Harpoon, that is used or planned to be used in a product or product candidate developed by Maverick within the Maverick Field would no longer be covered in any Patent within the Harpoon Intellectual Property, then Harpoon shall provide Maverick written notice of such determination (including a brief explanation of its reasons for proposing such action) at least thirty (30) days before any deadline for taking action that is necessary to avoid abandonment and shall provide Maverick with the opportunity (at Maverick’s expense) to continue the Prosecution of such Patent, or the portion of such claims covering such specific sequence corresponding to a binding domain, as applicable. By providing written notice thereof to Harpoon within thirty (30) days of receiving such notice, Maverick may, at its sole discretion, assume the right to Prosecute such Patent, or if time is of the essence, require Harpoon to Prosecute such Patent at Maverick’s expense, as applicable, in each case only to the extent necessary to cover at least such specific sequence corresponding to a binding domain. Notwithstanding the foregoing, Harpoon shall have the sole right, but not the obligation, to Prosecute the Construct Patents, and Maverick shall not have any right to Prosecute the Construct Patents.”

(b) Section 6.3 of the ATA is hereby amended to read in its entirety as follows:

“Enforcement of Intellectual Property; Cooperation. Following the ATA Closing, Harpoon shall have the sole and exclusive right, but not the obligation, to enforce and defend Actions with respect to the Harpoon Intellectual Property, and Maverick shall have the sole and exclusive right, but not the obligation to enforce and defend Actions with respect to the Transferred Intellectual Property; provided, however, that (a) Harpoon shall, when deciding whether or not to enforce or defend any Action with respect to the Harpoon Intellectual Property (excluding the Construct Patents), consider in good faith the interests of Maverick as an exclusive licensee under the Harpoon Intellectual Property and (b) if, at any time, Harpoon elects not to enforce or defend any such intellectual property on its own behalf and Maverick requests such enforcement or defense, then Harpoon shall consider in good faith any such request and shall use commercially reasonable efforts to enforce or defend any such intellectual property if so requested (at Maverick’s expense), unless Harpoon is advised by counsel in writing that such enforcement or defense could reasonably be expected to materially and adversely affect the Harpoon Intellectual Property. If a Party (the “Controlling Party”) brings an Action to enforce or defend any Patents in accordance with this Section 6.3, then the other Party (the “Cooperating Party”) shall cooperate as reasonably requested, at such Controlling Party’s expense, in the pursuit of such Action, including if necessary by joining as a party to any such Action for which it is a necessary or indispensable party or taking such other actions as are necessary for standing or for the Controlling Party to otherwise maintain or pursue such Action, at the Controlling Party’s expense.”

2. Miscellaneous.

(a) Except as expressly amended herein, the ATA shall remain in full force and effect.

(b) This Amendment shall be governed by, and construed in accordance with, the substantive law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(c) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. Counterpart signature pages delivered via facsimile or e-mail in PDF or similar electronic format shall be deemed binding as originals.

(The remainder of this page is intentionally left blank. The signature page follows.)

Each of the Parties has caused this Amendment to be duly executed on its behalf as of the Amendment Effective Date.

MAVERICK THERAPEUTICS, INC.

By:	/s/ Hanspeter Gerber
Name: Hanspeter Gerber, Ph.D.
Title: Chief Scientific Officer and President

HARPOON THERAPEUTICS, INC.

By:	/s/ Gerald McMahon
Name: Gerald McMahon
Title: President & CEO